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                                                                     Exhibit 21


                    PCA INTERNATIONAL, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



The following is a list of the Company's subsidiaries and affiliates at January 31, 1999 indicating the percentage of ownership and the state or country of incorporation:

                                                                                                  Percentage
                                                                                                  of Voting
                                                                  State or Country                Securities
                                                                         of                      Owned by the
                         Name                                       Incorporation                  Company
-------------------------------------------------------           ------------------           -----------------

Photo Corporation of America                                      North Carolina                     100%

PCA National, Inc.                                                North Carolina                      *

PCA Specialty Photo Retail Corporation                            North Carolina                      **

PCA Photo Corporation of Canada, Inc.                             North Carolina                     100%

PCA of Mexico SA DE CV                                            Mexico                              99%

PCA of Argentina S.A.                                             Argentina                          100%

American  Studios, Inc.                                           North Carolina                     100%



*  PCA National, Inc. is a subsidiary of Photo Corporation of America.

** PCA Specialty Photo Retail Corporation is a subsidiary of PCA National, Inc.